Exhibit 10.18

          AGREEMENT dated as of April 30, 1997 by and among THE WESTERN SYSTEMS CORP. (the "Company"), FRONTIER INSURANCE GROUP, INC. ("Frontier"), WILLIAM J. BARRETT ("Barrett"), HERBERT M. GARDNER ("Gardner"), MARTIN L. SOLOMON ("Solomon"), and WILMER J. THOMAS, JR. ("Thomas" and together with Frontier, Barrett, Gardner and Solomon, the "Stockholders").

                                  INTRODUCTION

          A. There is being executed concurrently herewith a certain asset purchase agreement (the "Asset Purchase Agreement") by and among the Company, American Country Insurance Company ("ACIC") and its subsidiary American Country Financial Services, Inc. ("ACFS") et al, providing for the sale of assets of ACIC and ACFS to subsidiaries of the Company (the "Subsidiaries").

          B. The parties hereto wish to set forth their understanding regarding certain services that may be provided to the Subsidiaries following the closing of the Asset Purchase Agreement by Frontier or any of the other Stockholders with respect to the matters covered herein.

          NOW THEREFORE, in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

          Section 1. Mergers and Acquisitions Transactions. If any of Frontier, Solomon, Thomas, Barrett or Gardner (or any investment banking firm or other entity with which he is then affiliated) shall introduce to Western a merger or other acquisition transaction (a "Transaction"), which he or it actively works on (on behalf of Western), and the Transaction is closed by one or the other Subsidiary, then the appropriate Stockholder or Stockholders shall receive an aggregate fee (the "M&A Fee") based upon the following formula:

                 (a) For Transactions in which the consideration paid is under $15,000,000:


                  5% of first $1,000,000 of consideration;
                  4% of second $1,000,000 of consideration;
                  3% of third $1,000,000 of consideration;
                  2% of fourth $1,000,000 of consideration;
                  and 1% of all other consideration up to $15,000,000.

                 (b) For Transactions in which the consideration paid is $15,000,000 or more, the M&A Fee will be 1%.

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                 (c) The parties will further define, on a deal-by-deal basis, which items are to be included in consideration for this purpose.

                 (d) The M&A Fee shall be paid in cash.

                 (e) Notwithstanding the foregoing, there shall be only one M&A Fee paid in connection with any one Transaction.

          Section 2. Portfolio of Business.

                 (a) If Frontier or any other Stockholder introduces the Subsidiary engaged in the insurance business to a portfolio of business (the "Portfolio"), which such Subsidiary acquires, Frontier or such Stockholder (or any investment banking firm or other entity with which he is then affiliated) will be entitled to a fee ("Portfolio Fee") of 1% of the gross premiums written with respect to such Portfolio over the three-year period from the acquisition of such Portfolio. If, however, Frontier reinsures any portion of such Portfolio, Frontier will not be entitled to the Portfolio Fee.

                 (b) The Portfolio Fee shall be payable, in cash, on a monthly or other agreed upon basis as and when premiums are written.

          Section 3. Other Business Areas.

                 (a) Frontier shall, prior to the Closing under the Asset Purchase Agreement (if acceptable to the Company) and, in any event, after the Closing of the Asset Purchase Agreement, review all areas of the business of the Subsidiaries, including, without limitation, as appropriate, their finance functions, human resource functions, claims procedures, accounting and computer and related systems. Frontier will make a proposal to the Board of Directors of Western as to the services Frontier can provide to the Subsidiaries in those areas, the estimated time period for carrying out the proposal, and the proposed fees to be paid to Frontier for such services.

                 (b) If Western proceeds with Frontier's proposal, Frontier will be entitled to be paid the agreed-upon fee, in cash, for such service.

                 (c) Any of the other Stockholders may also make similar proposals to Western as to areas not covered by Western.

          Section 4. Miscellaneous.

                 (a) This Agreement may be terminated any time by mutual written consent of all of the parties.


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                 (b) This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to its conflicts of laws principles.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.



                                            THE WESTERN SYSTEMS CORP.


                                            By: /s/ William J. Barrett
                                                ------------------------------
                                                Name:  William J. Barrett
                                                Title: Chairman of the Board


                                            FRONTIER INSURANCE GROUP, INC.


                                            By: /s/ Peter H. Foley
                                                ------------------------------
                                                Name:  Peter H. Foley
                                                Title: Executive Vice President


                                                /s/ William J. Barrett
                                                ------------------------------
                                                    WILLIAM J. BARRETT


                                                /s/ Herbert M. Gardner
                                                ------------------------------
                                                    HERBERT M. GARDNER


                                                /s/ Martin L. Solomon
                                                ------------------------------
                                                    MARTIN L. SOLOMON


                                                /s/ Wilmer J. Thomas, Jr.
                                                ------------------------------
                                                   WILMER J. THOMAS, JR.